EX 10.1
AMENDMENT TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF CACTUS COMPANIES, LLC
This Amendment to Amended and Restated Limited Liability Company Operating Agreement (this “Amendment”) of Cactus Companies, LLC (the “Company”) is dated as of March 10, 2026 (the “Effective Date”) and is made by and between: (i) Cactus, Inc., a Delaware corporation (the “Managing Member”) and (ii) the undersigned Members, being the holders of a majority of outstanding Units. Capitalized terms used but not otherwise defined in the body of this Amendment have the meanings set forth in that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of February 27, 2023 (as amended, the “LLC Agreement”).
WHEREAS, pursuant to Section 11.1 of the LLC Agreement, the terms and provisions of the LLC Agreement may be waived, modified or amended with the approval of the Managing Member and the consent of the holders of a majority of outstanding Units, subject to the limitations contained therein.
NOW, THEREFORE, the parties hereto agree as follows:
1.Amendments to the LLC Agreement.
The definition of “Redemption Date” in Section 1.1 of the LLC Agreement is amended as follows (with underlined text to be added):
“Redemption Date” means (a) the later of (i) the date that is ten Business Days after the Redemption Notice Date and (ii) if the Company or PubCo has made a valid Cash Election with respect to the relevant Redemption, the first Business Day on which the Company or PubCo has available funds to pay the Cash Election Amount, which in no event shall be more than fifteen Business Days after the Redemption Notice Date, or (b) such later date (i) specified in the Redemption Notice or (ii) on which a contingency described in Section 3.6(a)(ii)(D) that is specified in the Redemption Notice is satisfied; provided, however, that, except as otherwise determined by the Managing Member and subject to any such limitations or conditions as the Managing Member may determine, the Redemption Date with respect to a Section 10b5-1 Plan Redemption shall be the date that is specified in the Redemption Notice or as otherwise agreed between the Redeeming Member and the Managing Member.
The following definition of “Section 10b5-1 Plan Redemption” shall be added to its appropriate location in Section 1.1 of the LLC Agreement:
“Section 10b5-1 Plan Redemption” is defined in Section 3.06(a).
The second sentence of Section 3.6(a)(i) of the LLC Agreement is amended as follows (with underlined text to be added):
A Redeeming Member shall be permitted to effect a Redemption of Units no more frequently than once per calendar quarter; provided, however, that, except as otherwise determined by the Managing Member and subject to any such limitations or conditions as the Managing Member may determine, a Redeeming Member shall be permitted to effect a Redemption of Units more frequently than once per calendar quarter in connection with any contract, instruction or written plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) (any such Redemption described in this proviso, a “Section 10b5-1 Plan Redemption”).
The fourth and fifth sentences of Section 3.6(a)(i) of the LLC Agreement are amended as follows (with underlined text to be added):
With respect to each Redemption (other than a Section 10b5-1 Plan Redemption), a Redeeming Member shall be required to redeem at least a number of Units equal to the lesser of (A) 2,500 Units and (B) All Owned Units (excluding, for this purpose only, HoldCo Units not eligible for redemption pursuant to the

EX 10.1
terms of the A&R HoldCo Agreement at the time of the relevant Redemption). Notwithstanding the preceding clause (A) of this Section 3.6(a)(i), with respect to each Redemption (other than a Section 10b5-1 Plan Redemption), if the Redeeming Member is any of Bender Investment Company, Scott Bender, Joel Bender, Steven Bender, Cadent Energy Partners II, L.P. (or any affiliated funds or investment vehicles managed by Cadent Energy Partners, LLC) or Lee Boquet, such Redeeming Member shall be required to redeem at least a number of Units equal to the lesser of 10,000 Units and All Owned Units, and if the Redeeming Member is a Former A-1 Unitholder, such Redeeming Member shall be required to redeem at least a number of Units equal to the lesser of 1,000 Units and All Owned Units (excluding, for this purpose only, HoldCo Units not eligible for redemption pursuant to the terms of the A&R HoldCo Agreement at the time of the relevant Redemption).
Section 3.6(a)(ii)(E) is amended as follows (with underlined text to be added):
(E)    if the Redeeming Member requires the Redemption to take place on a specific Business Day, such Business Day, provided that, any such specified Business Day shall not be earlier than the date that would otherwise apply pursuant to clause (a) of the definition of Redemption Date (for the avoidance of doubt, subject to the proviso in such definition).
2.No Further Amendments. Except as expressly modified by this Amendment, the LLC Agreement will remain unmodified and in full force and effect in accordance with its terms.
3.Counterparts. This Amendment may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused this Amendment to be executed and delivered, as of the Effective Date.

Managing Member: CACTUS, INC.
By:	/s/ Scott Bender
Name: Scott Bender
Title: Chairman and CEO

Members Holding a Majority of Interests: CACTUS, INC.
By:	/s/ Scott Bender
Name: Scott Bender
Title: Chairman and CEO

CACTUS WELLHEAD ENTERPRISES, LLC
By:	/s/ Scott Bender
Name: Scott Bender
Title: Authorized Person